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                    FLAG INVESTORS EMERGING GROWTH FUND, INC.
                              Institutional Shares


                             DISTRIBUTION AGREEMENT



         AGREEMENT, made as of the 31 day of October, 1995, by and between FLAG INVESTORS EMERGING GROWTH FUND, INC., a Maryland corporation (the "Fund"), and ALEX. BROWN & SONS INCORPORATED, a Maryland corporation ("Alex. Brown").

                               W I T N E S S E T H

         WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund's Articles of Incorporation, filed with the Secretary of State of the State of Maryland on July 2, 1987 (the "Articles"), authorize the Board of Directors of the Fund to increase or decrease the number of shares of capital stock of the Fund and the number of shares of any class of capital stock of the Fund; and

         WHEREAS, the Fund's Board of Directors has authorized the designation of two classes of shares of the Fund known respectively as the Flag Investors Emerging Growth Fund Class A Shares and the Flag Investors Emerging Growth Fund Class B Shares; and

         WHEREAS, the Fund's Board of Directors has further authorized the creation of an institutional class of shares of the Fund known as the Flag Investors Emerging Growth Fund Institutional Shares (the "Shares"); and

         WHEREAS, the Fund wishes to appoint Alex. Brown as the exclusive distributor of the Shares and Alex. Brown wishes to become the distributor of the Shares.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         1. Appointment. The Fund appoints Alex. Brown as Distributor for the Shares for the period and on the terms set forth in this Agreement. Alex. Brown accepts such appointment and agrees to render the services set forth herein.

         2. Delivery of Documents. The Fund has furnished Alex. Brown with copies properly certified or authenticated of each of the following:

              (a) The Fund's Articles and all amendments thereto;


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              (b) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

              (c) Resolutions of the Fund's Board of Directors and shareholders authorizing the appointment of Alex. Brown as the Fund's Distributor of the Shares and approving this Agreement;

              (d) The Fund's Notification of Registration filed pursuant to
Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission (the "SEC") on April 7, 1988;

              (e) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-21119) and under the 1940 Act as filed with the SEC on April 7, 1988 relating to the Shares of the Fund, and all amendments thereto; and

              (f) The Fund's most recent prospectus for the Shares (such prospectus and all amendments and supplements thereto are herein called "Prospectus").

         The Fund will furnish Alex. Brown from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

         3. Duties as Distributor. Alex. Brown shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as Distributor of the Shares. Alex. Brown shall:

              (a) respond to inquiries from the Fund's shareholders concerning the status of their accounts with the Fund; and

              (b) take, on behalf of the Fund, all actions deemed necessary to carry into effect the distribution of the Shares.

         4. Distribution of Shares. Alex. Brown shall be the exclusive distributor of the Shares. It is mutually understood and agreed that Alex. Brown does not undertake to sell all or any specific portion of the Shares. The Fund shall not sell any of the Shares except through Alex. Brown. Notwithstanding the provisions of the foregoing sentence,

              (a) the Fund may issue its Shares at their net asset value to any shareholder of the Fund purchasing such Shares with dividends or other cash distributions received from the Fund pursuant to an offer made to all shareholders;

              (b) Alex. Brown may enter into shareholder processing and servicing agreements;

              (c) Alex. Brown may, and when requested by the Fund shall, suspend its efforts to effectuate sales of the Shares at any time when in the opinion of Alex. Brown or of the Fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

              (d) the Fund may withdraw the offering of the Shares (i) at any time with the consent of Alex. Brown, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction.

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         5. Control by Board of Directors. Any distribution activities undertaken by Alex. Brown pursuant to this Agreement, as well as any other activities undertaken by Alex. Brown on behalf of the Fund pursuant hereto, shall at all times be subject to any directives of the Board of Directors of the Fund. The Board of Directors may agree, on behalf of the Fund, to amendments to this Agreement.

         6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, Alex. Brown shall at all times conform to:

              (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder as amended;

              (b) the provisions of the Registration Statement of the Fund under the 1933 Act and the 1940 Act and any amendments and supplements thereto;

              (c) the provisions of the Articles of Incorporation of the Fund and any amendments thereto;

              (d) the provisions of the By-Laws of the Fund;

              (e) the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and all other self-regulatory organizations applicable to the sale of investment company shares; and

              (f) any other applicable provisions of Federal and State law.

         7. Expenses. The expenses connected with the Fund shall be allocable between the Fund and Alex. Brown as follows:

              (a) Alex. Brown shall furnish, at its expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out their obligations under this Agreement;

              (b) Alex. Brown shall bear the expenses of any promotional or sales literature used by Alex. Brown or furnished by Alex. Brown to purchasers or dealers in connection with the public offering of the Shares, the expenses of advertising in connection with such public offering and all legal expenses in connection with the foregoing;

              (c) the Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: the fees of the Fund's investment advisor; the charges and expenses of any registrar, custodian or depositary appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, State or other governmental agencies; all costs and expenses in connection with maintenance of registration of the Fund and the Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel) except as provided in subparagraph (a) above; the expenses of printing, including typesetting, and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) or members of any advisory board or committee; all expenses incident to the payment of any dividend,

                                      -3-
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distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Shares; charges and expenses of legal counsel, including counsel to the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act), and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

         8. Delegation of Responsibilities. Alex. Brown may, but shall be under no duty to, perform services on behalf of the Fund which are not required by this Agreement upon the request of the Fund's Board of Directors. Such services will be performed on behalf of the Fund and Alex. Brown's charge in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by Alex. Brown of any Fund expense that Alex. Brown is not required to pay or assume under this Agreement shall not relieve Alex. Brown of any of its obligations to the Fund or obligate Alex. Brown to pay or assume any similar Fund expense on any subsequent occasions.

         9. Compensation. Alex. Brown shall receive no compensation for the services to be rendered and the expenses assumed by it pursuant to this Agreement.

         10. Compensation for Servicing Shareholder Accounts. The Fund acknowledges that Alex. Brown may, from its own resources, compensate its investment representatives for opening accounts, processing investor letters of transmittals and applications and withdrawal and redemption orders, responding to inquiries from Fund shareholders concerning the status of their accounts and the operations of the Fund, and communicating with the Fund and its transfer agent on behalf of the Fund shareholders.

         11. Sub-Distribution Agreements. Alex. Brown may enter into Sub-Distribution Agreements (the "Sub-Distribution Agreements") with any securities dealer who is registered under the Securities Exchange Act of 1934 and a member in good standing of the NASD, who may wish to act as a Participating Dealer in connection with the proposed offering. All Sub-Distribution Agreements shall be in substantially the form of the agreement attached hereto as Exhibit "A". For processing Fund shareholders' redemption orders, responding to the inquiries from Fund shareholders concerning the status of their accounts and the operations of the Fund and communicating with the Fund, its transfer agent and Alex. Brown, Alex. Brown may, from its own resources, compensate each such Participating Dealer for such services.

         12. Non-Exclusivity. The services of Alex. Brown to the Fund are not to be deemed exclusive and Alex. Brown shall be free to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that Directors, officers or employees of Alex. Brown may serve as Directors or officers of the Fund, and that Directors or officers of the Fund may serve as Directors, officers and employees of Alex. Brown to the extent permitted by law; and that Directors, officers and employees of Alex. Brown are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, Directors or officers of any other firm or corporation, including other investment companies.

         13. Term and Approval. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect for an initial term of two years and from year to year thereafter, provided that such continuance is specifically approved at least annually:

              (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities of the Shares (as defined in the 1940 Act), and



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              (b) by the affirmative vote of a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) and do not have a financial interest in the operation of this Agreement, by votes cast in person at a meeting specifically called for such purpose.

         14. Termination. This Agreement may be terminated at any time, on sixty
(60) days' written notice to the other party without the payment of any penalty,
(i) by vote of the Fund's Board of Directors, (ii) by vote of a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940
Act) and do not have a financial interest in the operation of this Agreement,
(iii) by vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or (iv) by Alex. Brown. The notice provided for herein may be waived by each party. This Agreement shall automatically terminate in the event of its assignment (as the term is defined in the 1940 Act).

         15. Liability. In the performance of its duties hereunder, Alex. Brown shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing all services provided for under this Agreement, but shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of Alex. Brown or reckless disregard by Alex. Brown of its duties under this Agreement.

         16. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other parties, it is agreed that the address of both Alex. Brown and the Fund for this purpose shall be 135 East Baltimore Street, Baltimore, Maryland 21202.

         17. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


[SEAL]                                      FLAG INVESTORS EMERGING GROWTH
                                            FUND, INC.


Attest:/s/ Alisa Stesch                     By /s/ Edward J. Veilleux
       ----------------                        -----------------------------
                                               Title: Vice President



[SEAL]                                      ALEX. BROWN & SONS INCORPORATED


Attest:/s/ Alisa Stesch                     By /s/ Richard T. Hale
       ----------------                        -----------------------------
                                               Title: Managing Director




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